                                                                   Exhibit 10.58

                                                               Option 2


                                                             CSEA/CC-99-001
                                                             --------------
                                                          Agency Control Number

                          STANDARD SERVICES CONTRACT
                                   AGREEMENT

                                    BETWEEN

                 MARYLAND STATE DEPARTMENT OF HUMAN RESOURCES

                   CHILD SUPPORT ENFORCEMENT ADMINISTRATION
      ------------------------------------------------------------------
                           311 WEST SARATOGA STREET
      ------------------------------------------------------------------
                          BALTIMORE, MARYLAND  21201
      ------------------------------------------------------------------

                                      AND

                            Tier Technologies, Inc.
      ------------------------------------------------------------------
                          1350 Treat Blvd., Suite 250
      ------------------------------------------------------------------
                            Walnut Creek, CA  94549
      ------------------------------------------------------------------

                                      FOR

                      CENTRAL DISBURSEMENT UNIT SERVICES
      ------------------------------------------------------------------

     THIS AGREEMENT, effective as of the 1st day of June, 1999, by and between the Maryland State Department of Human Resources, Child Support Enforcement Administration, hereinafter referred to as the "DEPARTMENT" and Tier Technologies, Inc., a ___________________, hereinafter referred to as the "CONTRACTOR".

     The DEPARTMENT and the CONTRACTOR do mutually agree as follows:

                                      I.
                      PROGRAM AND SERVICES TO BE PROVIDED

     Subject to the continuing availability of the State and/or Federal funds, the DEPARTMENT shall purchase the CONTRACTOR'S services and the CONTRACTOR shall develop, implement and operate the Maryland Child Support Enforcement state disbursement unit's front-end payment processing functions.

These services shall be provided in accordance with the terms and conditions of this Contract and the following exhibits, which hereby are incorporated as part of this Contract:

  1. Exhibit A: Request for Proposals/Invitation for bids for (name of unit) Child Support Enforcement dated January 26, 1999;

  2. Exhibit B: Contractor's Technical and/or Financial Proosal dated 3/4/99 and 4/9, 1999;

  3. Exhibit C:  State Contract Affidavit Addendum.

  4. Exhibit D:  Addendum To Standard Service Contract Agreement.

The DEPARTMENT shall have the unilateral right to order, in writing, changes in the work to be performed by the CONTRACTOR, which are within the scope of the above services.

                                      II.
                               TERM OF AGREEMENT

     Performance under this Contract shall commence on June 1, 1999, and shall continue until agreed upon services are completed, but in any case no later than August 30, 2004.

     The PARTIES, however, may mutually agree in writing to an earlier termination, or the DEPARTMENT, in its sole discretion, may serve upon the CONTRACTOR a written notification of an intention to terminate the Contract pursuant to either Section IV(l) or (m) of this Contract.

                                     III.
                             COSTS AND EFFICIENCY

     (a) The cost to the DEPARTMENT for the services to be provided by the CONTRACTOR under the Contract shall not exceed Eighteen Million One Hundred Thirty-Two Thousand One Hundred Sixty-One Dollars ($ 18,132,161.00 ).
     (b) Method of Payment: Payments by the DEPARTMENT shall be made within 30 days of receipt of an expenditure report or an approved invoice from the CONTRACTOR.

     Charges for late payment of invoices other than as prescribed by Title 15, Subtitle 1, of the State Finance and Procurement Article, Annotated Code of Maryland, as from time to time amended, are prohibited.

     In addition to any other available remedies if, in the opinion of the Procurement Officer, the CONTRACTOR fails to perform in a satisfactory and timely manner, the Procurement Officer may refuse or limit approval of any invoice for payment, and may cause payments to the CONTRACTOR to be reduced or withheld until such time as the CONTRACTOR meets performance standards as established by the Procurement Officer.

     (c) Availability of Funding: Payment of these funds is conditional upon the DEPARTMENT receiving funds as specified to pay for the total cost of the services set forth in the Appendix from Department of Health and Human Services and State General Funds.

     If the General Assembly fails to appropriate funds or if funds are not otherwise made available for continued performance for any fiscal period of this contract succeeding the first fiscal period, this Contract shall be cancelled automatically as of the beginning of the fiscal year for which funds were not appropriated or otherwise made available; provided; however, that this will not affect either the State's rights or the CONTRACTOR's rights under any termination clause in the Contract. The effect of termination of the Contract hereunder will be to discharge both the CONTRACTOR and the DEPARTMENT from future performance of the Contract, if not from their rights and obligations existing at the time of termination. The CONTRACTOR shall be reimbursed for the reasonable value of any nonrecurring cost incurred but not amortized in the price of the Contract. The State shall notify the CONTRACTOR as soon as it has knowledge that funds may not be available for the continuation of this contract for each succeeding fiscal period beyond the first.

     If the General Assembly fails to appropriate sufficient funds or if sufficient funds are not otherwise made available for performance of this Contract, the DEPARTMENT reserves the right in its sole discretion to reduce the total amount of funding under the Contract.

     (d) The CONTRACTOR'S Federal Tax Identification Number is 94-3145844. The CONTRACTOR agrees to include this number on all invoices billed to the DEPARTMENT. The DEPARTMENT may withhold payment for failure to comply with this provision.

     The CONTRACTOR's Social Security Number is ________________________________ (individual contractor only).

                                      IV.
                       GENERAL PROVISIONS AND CONDITIONS

     (a) Maryland Law: The place of performance of this Contract shall be the State of Maryland. This Contract shall be construed, interpreted, and enforced according to the laws of the State of Maryland as required under applicable laws and regulations, including approval of the Board of Public Works where appropriate.

     (b) Indemnification; Claims: (1) The CONTRACTOR shall indemnify the State against liability for any suits, actions, or claims of any character arising from or relating to the performances of the CONTRACTOR or its subcontractors under this Contract.

          (2) The State of Maryland has no obligation to provide legal counsel or defense to the CONTRACTOR or its subcontractors in the event that a suit, claim or action of any character is brought by any person not party to this Contract against the CONTRACTOR or subcontractors as a result of or relating to the CONTRACTOR's obligations under this Contract.

          (3) The State has no obligation for the payment of any judgments or the settlement of any claims against the CONTRACTOR or its subcontractors as a result of or relating to the CONTRACTOR's obligations under this Contract.

          (4) The CONTRACTOR shall immediately notify the Procurement Officer of any claim or suit made or filed against the CONTRACTOR or its subcontractors regarding any matter resulting from or relating to the CONTRACTOR's obligations under the Contract, and will cooperate, assist, and consult with the State in the defense or investigation of any claim, suit, or action made or filed against the State as a result of, or relating to the CONTRACTOR's performance under this Contract.

     (c) Compliance with Laws: The CONTRACTOR hereby represents and warrants that:

          (1) It is qualified to do business in the State of Maryland and that it will take such action as, from time to time, may be necessary to remain so qualified;

          (2) It is not in arrears with respect to the payment of any monies due and owing the State of Maryland, or any department or unit thereon including, but not limited to, the payment of taxes and employee benefits, and that it shall not become so in arrears during the term of this Contract;

          (3) It shall comply with all Federal, State and local laws, regulations, and ordinances applicable to its activities and obligations under this Contract; and

          (4) It shall procure, at its expense, all licenses, permits, insurance, and governmental approval, if any, necessary to the performance of its obligations under this Contract.

     (d) Employees of CONTRACTOR: The persons performing these services, as set forth in the Appendix, shall be employees of the CONTRACTOR. The CONTRACTOR is responsible for complying with all Federal and State laws as to tax and Social Security payments to be withheld from wages paid to said employees.

     (e) Administration: The work to be accomplished under this Contract shall be performed under the direction of the DEPARTMENT'S Procurement Officer, Shirley Larson, Assistant Director, Administration and Compliance.

All matters relating to the administration and performance of this Contract shall be referred to the Procurement Officer for determination.

     (f) Technical Assistance and Consultation: The DEPARTMENT shall furnish the CONTRACTOR with such technical assistance and consultation by the DEPARTMENT's staff as is reasonably necessary to assure satisfactory performance in providing the services required by this Contract and not readily available elsewhere.

The use of funds under this Contract by the CONTRACTOR to hire consultants shall require the prior approval by the DEPARTMENT's designated Procurement Officer, of any such arrangement and the proposed work plan of the consultant(s) involved.

     (g) Non-hiring of Employees: No employee of the State of Maryland or any unit thereof, whose duties as such employee include matters relating to or affecting the subject matter of this Contract, shall, while so employed, become or be an employee of the party or parties hereby contracting with the State of Maryland or any unit thereof.

     (h) Amendments: This Contract constitutes the entire agreement between the parties and all other communications prior to its execution, whether written or oral, with reference to the subject matter of this Contract are superseded by this agreement. This Contract may be amended as the DEPARTMENT and the CONTRACTOR mutually agree in writing. Any amendment to this Contract must first be approved in writing by the Procurement Officer, subject to any additional approvals required by State law. No amendment to this Contract shall be binding unless so approved and unless it is in writing and signed by the party to be charged. Except for the specific provision of the Contract which is thereby amended, the Contract shall remain in full force and effect after such amendment subject to the same laws, obligations, conditions, provisions, rules and regulations, as it was prior to said amendment.

     Adjustments of funds between categories approved in writing by the Project Officer, so long as they do not affect the total authorized funding and are consistent with the objectives of this Contract do not require an amendment to the Contract.

     (i) Nondiscrimination in Employment: The CONTRACTOR agrees: (1) not to discriminate in any manner against an employee or applicant for employment because of race, color, religion, creed, age, sex, marital status, national origin, ancestry, or physical or mental disability unrelated in nature and extent so as reasonably to preclude the performance of such employment; (2) to include a provision similar to that contained in subsection (1), above, in any subcontract except a subcontract standard commercial supplies or raw materials; and (3) to post and cause subcontractors to post in conspicuous places available to employees and applicants for employment, notices setting forth the substance of this clause.

     (j) Nondiscrimination in Programs: The CONTRACTOR agrees that, in providing any aid, benefit, service, program, or activity, under this contract on behalf of the Department of Human Resources. It will not: (1) deny any individual the opportunity to participate in or benefit from the benefit or service equal to that provided others; (2) provide a qualified individual with a disability with any aid, benefit, or service that is not as effective in affording equal opportunity to obtain the same result, to gain the same benefit, or to reach the same level of achievement as that provided to others: (3) provide different or separate aid, benefits, or services to individuals or classes of individuals with disabilities than is provided to others unless such action is necessary to provide qualified individuals with disabilities with aids, benefits, or service that are as effective as those provided to others;
(4) deny a qualified individual with a disability the opportunity to participate as a member of any planning or advisory boards; or (5) otherwise limit a qualified individual with a disability in the enjoyment of any right, privilege, advantage or opportunity enjoyed by others receiving the aid, benefit, or service.

     The CONTRACTOR agrees further to not utilize criteria or methods of administration that have the effect of subjecting anyone to discrimination on the basis of disability, or have the purpose or effect of defeating or substantially impairing accomplishment of the objectives of the Department of Human Resources program with respect to individuals with disabilities.

     (k) Subcontracting; Assignment: The CONTRACTOR may not subcontract any portion of the services provided under the Contract without obtaining the prior written approval of the DEPARTMENT and the CONTRACTOR may not assign this Contract, or any of its rights or obligations hereunder, without the prior written approval of the Department. Any such subcontract or assignment shall be subject to any items and conditions that the Department deems necessary to protect the interest of the State. The Department shall not be responsible for the fulfillment of the CONTRACTOR's obligation to the subcontractors.

     (l) Termination for Convenience: The performance of work under this Contract may be terminated by the DEPARTMENT in accordance with this clause in whole, or from time to time in part, whenever the DEPARTMENT shall determine that such termination is in the best interest of the State. The DEPARTMENT will pay all reasonable costs associated with this Contract that the CONTRACTOR has incurred up to the date of termination and all reasonable costs associated with termination of the Contract; provided, however, that the CONTRACTOR shall not be reimbursed for any anticipatory profits which have not been earned up to the date of termination. Termination hereunder, including the determination of the rights and obligations of the parties, shall be governed by the provisions of COMAR 21.07.01.12A(2).

     (m) Termination for Cause: If the CONTRACTOR fails to fulfill its obligations under this Contract properly and on time, or otherwise violates any provision of the Contract, the Department may terminate the Contract. Prior to terminating this contract, the DEPARTMENT shall give the CONTRACTOR thirty (30) days prior written notice of such default and if the CONTRACTOR has not cured such default within the thirty (30) day period, the DEPARTMENT may, by written notice, not less than five (5) days after expiration of this period, terminate the Contract. The notice shall specify the acts or omissions relied on as cause for termination. All finished or unfinished supplies and services provided by the CONTRACTOR shall, at the DEPARTMENT's option, become the State's property. The DEPARTMENT shall pay the CONTRACTOR fair and equitable compensation for satisfactory performance prior to receipt of notice of termination, less the amount of damages caused by the CONTRACTOR's breach. If the damages are more than the compensation payable to the CONTRACTOR, the CONTRACTOR will remain liable after termination and the DEPARTMENT can affirmatively collect damages. Termination hereunder, including the determination of the right and obligations of the parties, shall be governed by the provisions of COMAR 21.07.01.11B.

     (n) Disputes: This Contract shall be subject to the provisions of State Finance and Procurement Article, title 15, Subtitle 2, Annotated Code of Maryland, and COMAR 21.10 (Administrative and Civil Remedies). Pending resolution of a claim, the CONTRACTOR shall proceed diligently with the performance of the Contract in accordance with the Procurement Officer's decision.

     Unless a lesser period is provided by applicable statute, regulation, or this Contract, the CONTRACTOR must file a written notice of claim with the Procurement Officer within 30 days after the basis for the claim is known or should have been known, whichever is earlier. Contemporaneously with or within 30 days of the filing of a notice of claim, but no later than the date of final payment under the Contract, the CONTRACTOR must submit to the Procurement Officer its written claim containing the information specified in COMAR 21.10.01.02.

     (o) Saving Clause: Both PARTIES hereby expressly acknowledge the possibility of substantial changes in Federal regulations applicable to this Contract and expressly agree to renegotiate this Contract as necessary to comply with such changes.

     (p) Document Retention and Inspection: The CONTRACTOR shall retain and maintain all books, records, and other documents relevant to this Contract for a period of no less than three years after the date of final payment, a resolution of audit findings, or disposition of non-expendable property, whichever is later, and upon receipt of reasonable written notice thereof. Full access thereto and the right to examine any of said materials shall be afforded Federal and State auditors who shall have substantiated in writing a need therefor in the performance of their official duties, and such other persons as are authorized by the DEPARTMENT, including the Procurement Officer or his designee, at all reasonable times.

     (q) Contingent Fee Prohibition: The CONTRACTOR, Architect, or Engineer warrants that it has not employed or retained any person, partnership, corporation, or other entity, other than a bona fide employee, bona fide agent, bona fide salesperson, or commercial selling agency working for the CONTRACTOR, Architect, or Engineer, to solicit or secure this agreement, and that it has not paid or agreed to pay any person, partnership, corporation, or other entity, other than a bona fide employee, bona fide salesperson, or commercial selling agency, any fee or other consideration contingent on the making of this agreement.

     (r) Delays and Extensions of Time: The CONTRACTOR agrees to perform this Contract continuously and diligently. No charges or claims for damages shall be made by the Contractor for any delays or hindrances, regardless of cause, in the performance of services under the Contract. Time extensions may be granted only for excusable delays that arise from unforeseeable causes beyond the control, and without the fault or negligence of the Contractor, including but not restricted to acts of God, acts of the public enemy, acts of the State in either its sovereign or contractual capacity, acts of another contractor in the performance of a state contract, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, or the delays of a subcontractor or supplier arising from unforeseeable causes beyond the control and without the fault or negligence of either the CONTRACTOR or the subcontractor of supplier.

     (s) Variations in Estimated Quantities: No equitable adjustments shall be permitted in favor of either the State or the CONTRACTOR in the event that the quantity of any pay item in this Contract is an estimated quantity and the actual quantity of such pay item varies from the Estimated Quantity stated in the Contract.

     (t) Suspension of Work: The Procurement Officer unilaterally may order the CONTRACTOR in writing to suspend, delay, or interrupt all or any part of its performance for such period as the Procurement Officer may determine to be appropriate for the convenience of the State.

     (u) Pre-existing Regulations: In accordance with the provisions of Section 11-206 of the State Finance and Procurement Article, Annotated Code of Maryland, the regulations set forth in Title 21 of the Code of Maryland Regulations (COMAR Title 21) in effect on the date of execution of this Contract are applicable to this Contract.

     (v) Financial Disclosure: The CONTRACTOR shall comply with the provisions of Section 13-221 of the State Finance and Procurement Article of the Annotated Code of Maryland, which requires that every business that enters into contracts, leases, or other agreements with the State of Maryland or its agencies during a calendar year under which the business is to receive in the aggregate $100,000 or more, shall, within 30 days of the time when the aggregate value of these contract, leases or other agreements reaches $100,000, file with the Secretary of State of Maryland certain specified information to include disclosure of beneficial ownership of the business.

     (w) Political Contribution Disclosure: The CONTRACTOR shall comply with Chapter 838, Laws of 1997 (Reporting of Contributions, HB 6) which requires a statement be filed by a business with the State Administrative Board of Election laws which discloses political contributions of $500 or more made to a candidate for elective office during the reporting period. This is required when the business receives from the State or its political subdivisions an aggregate of $100,000 or more in a calendar year. The Statement must be filed before the execution of a lease or contract by the State or its subdivisions and the statement covers the preceding two calendar years. If the contribution is made subsequent to the execution of a lease or contract, the statement must be filed twice a year during the contract term.

     (x) Cost and Price Certification: The CONTRACTOR by submitting costs or price information certifies that, to the best of its knowledge, the information submitted is accurate, complete, and current as of the closing date for receipt of bids or proposals.

     The price under this Contract and any change order or modification hereunder, including profit or fee, shall be adjusted to exclude any significant price increase occurring because the CONTRACTOR furnished cost or price information which, as of the closing date for receipt of bids/proposals, was inaccurate, incomplete, or not current.

     (y) Liability for Loss of Data: In the event of loss of any data or records necessary for the performance of this Contract where such loss is due to the error or negligence of the CONTRACTOR, the CONTRACTOR shall be responsible, irrespective of cost to the CONTRACTOR, for recreating such lost data or records.

     (z)  Purchase and Treatment of Assets:

          (1) CONTRACTOR shall obtain written approval of the DEPARTMENT for any purchase of assets with funds paid under this Contract, excluding ordinary office supplies, except that such is not required with regard to purchase of assets described in the Appendix attached hereto.

          (2) Title to all property furnished by the DEPARTMENT shall remain in the DEPARTMENT. Title to all property acquired by the CONTRACTOR at a cost of over FIFTY DOLLARS ($50.00) including purchase by lease-purchase agreement for the cost of which the CONTRACTOR is to be reimbursed under this Contract, shall immediately vest in the DEPARTMENT upon (i) issuance for use of such property in the performance of this Contract, or (ii) reimbursement of the cost thereof by the DEPARTMENT, whichever occurs first.

          (3) The CONTRACTOR shall maintain and administer in accordance with sound business practice a program for the maintenance, repair, protection, and preservation of the DEPARTMENT'S property as to assure its full availability and usefulness for the performance of this Contract.

          (4) The DEPARTMENT'S property shall, unless otherwise provided herein, or approved in writing by the DEPARTMENT, be used only for the performance of this Contract.

          (5) In the event that the CONTRACTOR is indemnified, reimbursed, or otherwise compensated for any loss or destruction of or damage to the DEPARTMENT's property, it shall use the proceeds to repair, renovate, or replace the DEPARTMENT's property involved, or shall credit such proceeds against the cost of the work covered by the Contract, or shall otherwise reimburse the DEPARTMENT as directed by the DEPARTMENT.

     (6) At the conclusion of the term of this Contract, the CONTRACTOR shall deliver to the DEPARTMENT a listing of all the DEPARTMENT's property purchased thereunder, showing the following information as to each property item:

          (i)    a description of the property;
          (ii)   manufacturer's serial number or other identification number;
          (iii)  acquisition date and cost;
          (iv)   source of the property;
          (v) percentage of Federal funds used in acquisition of the property; and
          (vi)   location, use and condition of the property.

     (7) Upon termination of the Contract, the DEPARTMENT may require the CONTRACTOR to deliver to the DEPARTMENT any property specifically produced or acquired for the performance of this Contract.

     (8) As an alternative to the provisions of (1) - (7), the CONTRACTOR may elect to furnish property for use in the performance of this Contract out of its own funds, for which the DEPARTMENT will reimburse it to the extent of its allocated share of the annual depreciation expense of such property allowed by IRS depreciation schedules.

  (aa) The CONTRACTOR, if providing direct services to the DEPARTMENT'S clients, agrees to include an acknowledgment of funding received from the DEPARTMENT under this contract in any and all related publications. "Related publications" are not limited to publications funded under the contract.

  Prohibition against shifting Maryland income to out-of-state affiliates. Contractor may not, for any period during the Contract term, seek to reduce the amount of Contractor's income subject to Maryland income tax by payments made to an affiliated entity or an affiliate's agent for the right to use trademarks, trade names, or other intangible property associated with Contractor.
Contractor agrees that during the course of this Contract it shall not make any royalty or similar payments to any affiliated company; and if any such royalty or similar payments are made, Contractor and the affiliated company shall file separate Maryland income tax returns and pay their respective Maryland income taxes in such a manner that Contractor does not claim a deduction against Maryland income tax for such paymnts, and the affiliated company receiving the royalty or similar payments files Maryland income tax returns and pays Maryland tax, under a formula that reasonably apportions the income of the affiliated company among the states, including Maryland, in which the Contractor does business. Contractor agrees that it is authorized to bind its affiliated entities to the terms hereof.

  This Contract, together with the Appendix attached hereto and incorporated herein by reference, represents the complete, total and final understanding of the PARTIES and no other understanding or representation, oral or written, regarding the subject matter of this Contract, shall be deeemed to exist or to bind the Parties hereto at the time of execution.

  IN WITNESS WHEREOF, the PARTIES have executed this Contract and have caused their respective seals to be affixed hereto on or before the date first set forth herein.



FOR THE CONTRACTOR:                             FOR THE DEPARTMENT:



/s/ James R. Weaver                             /s/ Brian D. Shea
------------------------------                  -------------------------------
Signature                                       Signature

James R. Weaver                                 Brian D. Shea
------------------------------                  -------------------------------
Name (typed)                                    Name (typed)

                                                Acting Executive Director
President, Government Services                  Child Support Enforcement Admin.
------------------------------                  -------------------------------
Title                                           Title

April 30, 1999
------------------------------                  -------------------------------
Date Signed                                     Date Signed

                    ADDENDUM TO STANDARD SERVICES CONTRACT
                                   AGREEMENT

                                    BETWEEN

                    MARYLAND DEPARTMENT OF HUMAN RESOURCES

                   CHILD SUPPORT ENFORCEMENT ADMINISTRATION

                                      AND

                            TIER TECHNOLOGIES, INC.



                                      IV.

                       GENERAL PROVISIONS AND CONDITIONS



IV.(B)  Indemnification Claims:

        Paragraphs (2) and (3) are amended to state that these provisions are mutually applicable to both the State and to Tier Technologies, Inc.